Exhibit 10.3

FORM OF SERVICE AGREEMENT

THE AGREEMENT (the “Agreement”) made and entered into this ____ day of __________, ___ (the “Execution Date”).

BETWEEN

Droneify Ltd. (“Droneify”) of 103-482 South Service Road East, Oakville, ON, Canada, L6J 2X6,

and

-_____________________________ (“RECIPIENT”) of _____________________________________________________

(individually the “Party” and collectively the “Parties”).

BACKGROUND

A.	The Parties wish to enter into an Agreement of mutual benefit.

B.	The terms and conditions of this Agreement sets out the terms and conditions governing this association.

IN CONSIDERATION OF the matters described above, and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, Droneify and Recipient agree as follows:

1.	Scope of Work

a)	The RECIPIENT hereby agrees to conduct RPAS/UAV/Drone flights and services (the “Services”) in _______________ (region) on behalf of Droneify and its Client, ______________________________ (the “Client”) upon acceptance of a provided Scope of Work.

b)	The Services will include:

i.

c)	To the extent possible, RECIPIENT will source, assign, and fulfill data collection services utilizing RPAS pilots and platforms within its network.

d)	The RECIPIENT will only conduct flights with individuals holding an Advanced Operations Pilot Certificate issued by Transport Canada and will abide by the rules and regulations listed on the certificate and set out under the Canadian Aviation Regulations (CARs).

103-482 SOUTH SERVICE RD E • OAKVILLE, ONTARIO, CANADA • L6J 2X6

T 1-866-895-7466 • E INFO@DRONEIFY.COM

e)	The RECIPIENT will conduct flights with one of the following RPAS platforms:

i.

f)	The RECIPIENT will complete the Droneify Client onboarding to become an approved drone operator and receive assignments (roughly 1-hour).

g)	The RECIPIENT will complete an orientation meeting via WebEx and subsequently receive a training project to complete at a property of their choosing.

2.	Compensation

a)	The Parties agree to enter into the Agreement without a formal pricing structure established.

b)	Droneify will be invoiced when the services are complete and will be offered Net 30 terms.

c)	The RECIPIENT will not invoice nor discuss compensation structure with the Client directly at any time.

d)	The Parties agree to collaborate on pricing according to competition and Client feedback.

e)	The Parties agree to discuss opportunities for pricing optimization if warranted and under circumstances that are mutually agreed upon.

3.	Term

a)	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect for a period of (1) year. The Term of this Agreement may be extended with the written consent of the Parties.

4.	Service Level Expectations

a)	RECIPIENT agrees to perform Services at the specified date and time of the Client service request, whenever possible, and in consideration that some Services will require Client coordination, additional regulatory approvals, pilot and equipment constraints. In all cases, the Parties agree to do everything within their power to fulfill services according to Client requirements.

b)	RECIPIENT will staff Services conducted on behalf of Droneify and its Client with appropriately trained, licensed, and qualified pilots as dictated by the needs of the missions.

c)	RECIPIENT agrees to disclose pilot and equipment details to Droneify for any Services performed on behalf of Droneify Clients.

d)	RECIPIENT agrees to archive all relevant documentation completed on behalf of Droneify and its Client for a period of (2) years and will provide copies to Droneify upon request.

e)	RECIPIENT will provide the data within the job assignment specified time frame, upon flight completion, wherever possible and in consideration that some projects may require an extension of data delivery. The Parties agree to do everything within their power to deliver data in a timely manner according to Client requirements.

f)	RECIPIENT will deliver data via the Client online platform.

Droneify Form of Service Agreement

Version 1.1a

5.	Responsibility

a)	Most projects undertaken by Droneify include various forms of professional service agreements between Droneify and its Client. These agreements often include clauses and provisions requiring that Droneify take responsibility, and indemnify the Client, for claims or costs arising from Droneify’s services on the project. RECIPIENT acknowledges that Droneify is relying upon RECIPIENT to provide services that do not cause such claims by the Client, or any other third-party against Droneify.

b)	RECIPIENT may, upon its request, obtain a copy of those parts of Droneify’s agreement with its Client that describes Droneify’s responsibilities and indemnification to the Client on the project, pertaining to RECIPIENT’s services.

6.	Insurance

a)	RECIPIENT to provide insurance as follows:

i.	Commercial General Liability or Aviation General Liability with minimum limits of $1MM per occurrence and in the aggregate, inclusive for bodily injury, death and damage to property including loss of use thereof. The liability policy shall name Droneify as additional insured thereunder.

ii.	RECIPIENT further agrees that all flights conducted on behalf of Droneify and its Clients will be carried out by pilots with minimum $1MM general liability insurance, not accepting verifly or other on-demand insurance methods.

b)	RECIPIENT shall provide Droneify proof of the insurance required under this section by means of a COI. All subsequent renewal certificates, during the term of this Agreement, shall be provided within 30 days of the policy renewal date.

c)

7.	Indemnification

a)	The RECIPIENT shall indemnify, defend, pay on behalf of and hold harmless Droneify Ltd., its officers, officials, agents, representatives, employees, and volunteers from and against all loss, claims, demands, costs (including solicitor client costs), damages, actions, suits, or proceedings arising out of or in connection with the activities or performance by the Contractor, his agents, representatives, employees, or subcontractors. The liability of the Contractor shall survive the termination of this agreement.

b)	Nothing in the agreement documents or any approval, expressed or implied, by the Droneify shall relieve the Contractor of any liability for latent defects or inherent vice which may be imposed by law.

8.	Co-Selling and Joint Proposals

a)	The Parties agree to seek and identify RFPs where they can collaborate and execute on a joint offering to win new customers or projects.

b)	The Parties agree to seek and identify gaps in current Client relationships to add value in offering Services either Party is capable of fulfilling.

Droneify Form of Service Agreement

Version 1.1a

9.	Customer Ownership & Branding

a)	The Droneify and Client brand and name will take prominence in customer interactions wherever possible (deliverables, reports, e-mails, physical customer interactions).

10.	Non-Compete

a)	RECIPIENT agrees to not pursue the Client(s) introduced by Droneify, or in any way compete or threaten existing agreements between Droneify and its Client(s) while this Agreement is in effect.

b)	The RECIPIENT will disclose if a relationship with the Client can be proven to exist prior to the execution of this Agreement. A relationship in this context includes a signed service agreement and contractual history including financial compensation for services rendered.

11.	Data Ownership

a)	Droneify and its Client will have exclusive ownership and rights to the data acquired through Services conducted for Droneify and its Clients.

b)	RECIPIENT will have access to all metadata garnered through Services fulfilled by Droneify, in consideration that access to such metadata will improve the operational efficiency of Droneify, unless a specific Client request prevents this.

c)	In all cases, the Parties agree to abide by any Client requirements with respect to data transmission and hosting.

12.	Future Collaboration

a)	Both Parties agree to explore future opportunities to collaborate on projects, research and development, training, custom solutions for large Clients / problems, possible geographic and vertical expansion, cross-selling or other opportunities mutually agreed upon.

13.	Governing Law

a)	This Agreement is governed by, and construed in accordance with, the laws and exclusive jurisdiction of the province of Ontario and the laws of Canada applicable therein. Each Party hereby: (i) submits and attorns to the exclusive jurisdiction of the courts of the province of Ontario; and (ii) waives trial by jury.

b)	Modification

a)	This Agreement may not be modified or amended without the mutual written agreement of the Parties.

c)	Execution and Signatures

a)	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute one and the same Agreement. The Parties agree that electronic signatures are acceptable and enforceable. An electronic signature can be a wet signature that is scanned and sent electronically to the other Part in a portable document format (PDF).

Droneify Form of Service Agreement

Version 1.1a

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

By:
Name:
Title:
Date:

Droneify Ltd.

By:
Name:
Title:
Date: